EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Strategic Gaming Investments, Inc., a Delaware corporation (the “Company”), on Form 10-QSB for the fiscal quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Lawrence S. Schroeder, President, Chief Executive Officer and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 19, 2007	By:	/s/ Lawrence S. Schroeder
Lawrence S. Schroeder
Title: President, Chief Executive Officer and Chief Financial Officer of Strategic Gaming Investments, Inc.

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.